CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SMBL MERGER CORP.

WITH AND INTO

SMART BALANCE, INC.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

On this 18th day of December, 2012, Smart Balance, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:          The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). SMBL Merger Corp., a Delaware corporation (the “Subsidiary”), is incorporated pursuant to the DGCL.

SECOND:     The Corporation owns all of the outstanding shares of capital stock of the Subsidiary.

THIRD:         The Board of Directors of the Corporation duly adopted the resolutions attached as Exhibit A hereto providing for the merger (the “Merger”) of the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL, which resolutions have not been amended or rescinded and are in full force and effect.

FOURTH:     The Corporation shall be the surviving corporation in the Merger and, from and after the Effective Time (defined below), the name of the surviving corporation shall be “Boulder Brands, Inc.”.

FIFTH:          The Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the surviving corporation, except that Article I of the Certificate of Incorporation shall be amended at the Effective Time to read in its entirety as follows:

“ARTICLE I

The name of the Corporation (hereinafter called the “Corporation”) is Boulder Brands, Inc.”.

SIXTH:         This Certificate of Ownership and Merger shall become effective as of 11:59 p.m. Eastern Standard Time on December 31, 2012 (the “Effective Time”).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be duly executed in its corporate name by its duly authorized officer on the date first written above.

SMART BALANCE, INC.

By:	/s/ Stephen B. Hughes
Name: Stephen B. Hughes
Title: Chief Executive Officer and Chairman

[Signature Page to Certificate of Ownership and Merger]

EXHIBIT A

Resolutions of the Board of Directors of the Corporation